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                                             SUB-ITEM 77Q1(a)

Appendix A, dated February 21, 2006, to the Master Amended and Restated By-Law for MFS Series Trust I,

dated January 1, 2002 as revised June 23, 2004, is contained in the Post-Effective Amendment No. 48 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on February 24, 2006, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.